Exhibit 10.1

The Gap, Inc.

Nonemployee Director Deferred Compensation Plan

Termination of Plan

Effective September 27, 2005

WHEREAS, the American Jobs Creation Act of 2004 and any related transition rules (the “Act”) may have an adverse effect on any discounted stock options granted under The Gap, Inc. Nonemployee Director Deferred Compensation Plan as amended and restated December 9, 2003 (the “Plan”), on or after January 1, 2005; and

WHEREAS, on December 1, 2004, the Board of Directors of The Gap, Inc. delegated to each of the Chief Executive Officer, the Chief Financial Officer, and the Executive Vice President, Human Resources, the power and authority, each acting alone, to amend, terminate, and suspend the Plan, as any such officer deems necessary or appropriate in light of the Act (the “Authority”); and

WHEREAS, effective January 6, 2005, the Company suspended the use and any further deferrals or grants of stock options under the Plan.

RESOLVED, that pursuant to the Authority, the Plan is hereby terminated.

September 27, 2005

The Gap, Inc.

By:	/s/ Eva Sage-Gavin
Name:	Eva Sage-Gavin
Title:	Executive Vice President, Human Resources